                                                                      EXHIBIT 11
                   KMART CORPORATION AND SUBSIDIARY COMPANIES
         EXHIBIT 11 - INFORMATION ON COMPUTATION OF PER SHARE EARNINGS

(Millions)                                                                                       Fiscal Year Ended
                                                                        ------------------------------------------------------------
                                                                        January 25,  January 26, January 27, January 29, January 30,
                                                                           1995         1994        1993        1992        1991
                                                                        -----------  ----------- ----------  ----------- -----------
I.  Earnings per common and common equivalent share:

      Income (loss) from continuing retail operations before
         extraordinary item and the effect of accounting changes           $  260      ($347)      $  901      $  778      $  688
      Less--Series B/C convertible preferred shares dividend payment           (9)        (9)          (3)          -           -
                                                                           ------      -----       ------      ------      ------
      (a) Adjusted income from continuing retail operations before
              extraordinary item and the effect of accounting changes         251       (356)         898         778         688
      (b) Discontinued operations including the effect of
              accounting changes, net of income taxes                          20        (77)          40          81          68
      (c) Gain (loss) on disposal on discontinued operations,
              net of income taxes                                              16       (521)           -           -           -
      (d)  Extraordinary item, net of income taxes                              -        (10)           -           -           -
      (e)  Effect of accounting changes, net of income taxes                    -        (19)           -           -           -
                                                                           ------      -----       ------      ------      ------
      (f) Adjusted net income (loss) (1)                                   $  287      ($983)      $  938      $  859      $  756
                                                                           ======      =====       ======      ======      ======
      Weighted average common shares outstanding                            427.2      408.1        405.7       401.5       399.6
      Weighted average $3.41 Depositary Shares outstanding
        (each representing 1/4 share Series A conversion preferred)          29.2       46.0         46.0        20.1           -

      Stock Options --
        Common shares assumed issued                                          2.2       16.1         17.2        15.5         2.6
        Less--common shares assumed repurchased                              (2.0)     (13.5)       (13.3)      (12.7)       (2.0)
                                                                           ------      -----       ------      ------      ------
                                                                              0.2        2.6          3.9         2.8         0.6
                                                                           ------      -----       ------      ------      ------
      (g) Applicable common shares, as adjusted (2)                         456.6      456.7        455.6       424.4       400.2
                                                                           ======      =====       ======      ======      ======
      Earnings per common and common equivalent share:

      Adjusted income (loss) from continuing retail operations before
         extraordinary item and the effect of accounting changes (a)/(g)   $ 0.55     ($0.78)      $ 1.97      $ 1.83      $ 1.72
      Discontinued operations including the effect
          of accounting changes (b)/(g)                                    $ 0.04     ($0.17)      $ 0.09      $ 0.19      $ 0.17
      Gain (loss) on disposal of discontinued operations (c)/(g)           $ 0.04     ($1.14)                       -           -
      Extraordinary item (d)/(g)                                                -     ($0.02)           -           -           -
      Effect of accounting changes (e)/(g)                                      -     ($0.04)           -           -           -
                                                                           ------      -----       ------      ------      ------
      Net income (loss) (f)/(g)                                            $ 0.63     ($2.15)      $ 2.06      $ 2.02      $ 1.89
                                                                           ======      =====       ======      ======      ======

(1) Adjusted net income (loss) includes an after-tax provision of $862 million or $1.89 per share for fiscal year 1993 for store restucturing and other charges.

(2) Shares were restated for fiscal years 1991 and 1990 to give effect to 2 for 1 common stock split that occurred in fiscal 1991.

                   KMART CORPORATION AND SUBSIDIARY COMPANIES
         EXHIBIT 11 - INFORMATION ON COMPUTATION OF PER SHARE EARNINGS

(Millions)                                                                          Fiscal Year Ended
                                                              ------------------------------------------------------------
                                                              January 25, January 26, January 27, January 29, January 30,
                                                                 1995       1994        1993        1992        1991
                                                              ----------- ----------- ----------- -----------  -----------
II. Earnings per common and common equivalent share
      assuming full dilution:

        (h) Income (loss) from continuing retail operations
              before extraordinary item and the effect of
              accounting changes                                  $260       ($347)      $901        $778         $688
        (i) Discontinued operations including the effect of
              accounting changes, net of income taxes               20         (77)        40          81           68
        (j) Gain (loss) on disposal on discontinued
              operations, net of income taxes                       16        (521)         -           -            -
        (k) Extraordinary item, net of income taxes                  -         (10)         -           -            -
        (l) Effect of accounting changes, net of income taxes        -         (19)         -           -            -
                                                                 -----       -----      -----       -----        -----

        (m) Net income (loss) (1)                                 $296       ($974)      $941        $859         $756
                                                                 =====       =====      =====       =====        =====

        Weighted average common shares outstanding               427.2       408.1      405.7       401.5        399.6
        Weighted average $3.41 Depositary Shares outstanding
          (each representing 1/4 share Series A conversion
          preferred)                                              29.2        46.0       46.0        20.1            -
        Weighted average Series B/C convertible preferred
          shares outstanding                                       9.7         8.0        1.7           -            -

        Stock options--
          Common shares assumed issued                             2.2        16.6       18.1        19.2          2.6
          Less--common shares assumed repurchased                 (2.0)      (14.5)     (13.7)      (14.6)        (2.0)
                                                                 -----       -----      -----       -----        -----
                                                                   0.2         2.1        4.4         4.6          0.6
                                                                 -----       -----      -----       -----        -----

        (n) Applicable common shares, as adjusted (2)            466.3       464.2      457.8       426.2        400.2
                                                                 =====       =====      =====       =====        =====

        Earnings per common and common equivalent share assuming full dilution:

        Income (loss) from continuing retail operations
          before extraordinary item and the effect of
          accounting changes (h)/(n)                             $0.56      ($0.75)     $1.97       $1.83        $1.72
        Discontinued operations including the effect
          of accounting changes (i)/(n)                          $0.04      ($0.17)     $0.09       $0.19        $0.17
        Gain (loss) on disposal of discontinued
          operations (j)/(n)                                     $0.03      ($1.12)                     -            -
        Extraordinary item (k)/(n)                                   -      ($0.02)         -           -            -
        Effect of accounting changes (l)/(n)                         -      ($0.04)         -           -            -
                                                                 -----       -----      -----       -----        -----

        Net income (loss) (m)/(n)                                $0.63      ($2.10)     $2.06       $2.02        $1.89
                                                                 =====       =====      =====       =====        =====
                                                                 (3)        (3)         (4)         (4)          (4)


        (1) Net income (loss) includes an after-tax provision of $862 million or $1.89 per share for fiscal year 1993 for store restucturing and other charges.

        (2) Shares were restated for fiscal years 1991 and 1990 to give effect to 2 for 1 common stock split that occurred in fiscal 1991.

        (3) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion
        No. 15 because it produces an anti-dilutive result.

        (4) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.